UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2010
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33337 (Commission File Number)	36-4410887 (IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL (Address of principal executive offices)	60085 (Zip Code)
(847) 672-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On March 23, 2010, Coleman Cable, Inc. (“Coleman Cable”) issued and additional $40 million aggregate principal amount of 9% senior notes due 2018 (the “Additional Notes”). The Additional Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
     The Additional Notes were issued pursuant to an indenture, dated February 3, 2010, by and among Coleman Cable and certain of its subsidiaries (the “Subsidiary Guarantors”) and Deutsche Bank National Trust Company, as trustee (the “Indenture”). Coleman Cable previously issued $235 million aggregate principal amount of 9% senior notes due 2018 pursuant to the Indenture on February 3, 2010 (the “Existing Notes”). The Additional Notes will be treated as a single series with the Existing Notes and will have the same terms as those of the Existing Notes. The Additional Notes will have the same CUSIP number as the Existing Notes and the Additional Notes and the Existing Notes will vote as one class under the Indenture.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is incorporated by reference herein to Exhibit 4.1 to our Current Report on Form 8-K filed on February 3, 2010.
Registration Rights
     In connection with the issuance of the Additional Notes, Coleman Cable, the Subsidiary Guarantors and the initial purchaser of the Additional Notes entered into a registration rights agreement dated March 23, 2010 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Coleman Cable and the Subsidiary Guarantors agreed, among other things, to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer (the “Exchange Offer”) to exchange the Additional Notes for notes substantially identical in all material respects to the Additional Notes. Under certain circumstances, in lieu of a registered exchange offer, Coleman Cable and the Subsidiary Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Additional Notes. In the event a registration default occurs, as defined in the Registration Rights Agreement, the annual interest rate borne by the Additional Notes will be increased initially by 0.25% per year and by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is incorporated by reference herein and attached hereto as Exhibit 4.2.
Item 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.
Section 8 — Other Events
Item 8.01. Other Events
     On March 23, 2010, Coleman Cable announced that it had completed its private placement offering of an additional $40 million aggregate principal amount of Additional Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
4.1	Indenture dated as of February 3, 2010 among Coleman Cable, the guarantors from time to time party thereto and Deutsche Bank National Trust Company, as trustee (including the Form of 9% Senior Note due 2018 attached as Exhibit A thereto), incorporated herein by reference to Coleman Cable’s Current Report on Form 8-K filed on February 3, 2010

4.2	Registration Rights Agreement dated as of March 23, 2010 among Coleman Cable, the guarantors from time to time party thereto and the Initial Purchaser

99.1	Press Release dated March 23, 2010

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
Date: March 23, 2010	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer